Registration No. 333-35460
 Filed Pursuant to Rule 424(b)(2)
                                     Pricing Supplement No:006 Cusip:14911QAF8
                                     Dated: October 2, 2000


	Caterpillar Financial Services Corporation
	PowerNotessm
	With Maturities of 9 Months or More from Date of Issue

Principal Amount:       Interest Rate:                  Proceed Amount:
$3,125,000.00               7.50%                       $ 3,070,312.50

Original Issue Date:    Discounts and Commissions:      Maturity Date:
   10/03/00                   $54,687.50                  10/15/12


Interest Payment        Trade Date:                     Dealer:
Frequency:	 09/28/2000                      ABN AMRO Inc.
__Monthly
__Quarterly
X Semi-annual (beginning 4/15/01)
__Annual


Original Issue           Total Amount of OID: N/A       Issue Price (expressed
Discount Note:                                          as a percentage of
   Yes    X   No                                         aggregate principal
                                                        amount): 100%


Redemption Date(s) (including                         Redemption Price(s):100%
any applicable regular or special record dates):Callable beginning 10/15/2002 and every coupon date thereafter.

Repayment Date(s) (including                          Repayment Price(s):N/A
any applicable regular or
special record dates):N/A


Survivor's Option:  x_ Yes    _ No


     The interest rates on the PowerNotessm may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotessm offered prior to the effective date of the change. Prior to the date of this Pricing Supplement, $34.103 mm principal amount of the PowerNotessm had been sold at interest rates then in effect.

	_________________________________

	Pricing Supplement to Prospectus Supplement and Prospectus dated September 8, 2000





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